Exhibit 10.2

FIRST AMENDMENT TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT
This FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT dated as of March 27, 2015 (this “Amendment”), by and among MAPCO EXPRESS, INC., a Delaware corporation (the “Borrower”), Fifth Third Bank, as Administrative Agent ("Administrative Agent") for certain financial institutions party to the Credit Agreement described below (the “Lenders”), and the Lenders party hereto.
W I T N E S S E T H:
WHEREAS, the Borrower, Administrative Agent and the Lenders, are parties to that certain Third Amended and Restated Credit Agreement dated as of May 6, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement in certain respects; and
WHEREAS, in light of such requests, on the terms and subject to the conditions set forth herein, Administrative Agent and the Required Lenders have agreed to amend the Credit Agreement as set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:
1.Defined Terms. Unless otherwise noted herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement (as amended hereby).
2.    Amendment to the Credit Agreement. Effective as of the First Amendment Effective Date, and in reliance upon the representations and warranties of the Loan Parties set forth in the Loan Documents and in this Amendment, the Credit Agreement is hereby amended as follows:
(a)    Section 1.1 of the Credit Agreement (Definitions). Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definition in the appropriate alphabetical order:
“First Amendment” means that certain First Amendment to Third Amended and Restated Credit Agreement dated as of March 27, 2015 by and among the Borrowers, each other Loan Party, the Administrative Agent and the Lenders.
(b)    Amendment to Section 7.6(e) of the Credit Agreement (Limitation on Restricted Payments). Section 7.6(e) of the Credit Agreement hereby is amended by deleting such Section in its entirety and substituting the following in lieu thereof:

“(e)    In addition to Restricted Payments otherwise permitted in this Section 7.6, at any time from and after April 30, 2016, the Borrowers may pay dividends to Holdings in an aggregate amount not to exceed $15,000,000 in any trailing four quarter period, provided, that, (i) such Restricted Payments shall be made quarterly (x) no earlier than five (5) Business Days after the date on which financial statements for the most recent quarter then ended have been timely received by the Administrative Agent (such financial statements, the "Applicable Quarterly Financial Statements"), and (y) no later than forty five (45) days following the date on which such Applicable Quarterly Financial Statements have been timely received by the Administrative Agent, (ii) after giving effect to such Restricted Payment, the Borrower is in compliance on a pro forma basis with the covenants set forth in Section 7.1, recomputed using the Applicable Quarterly Financial Statements and the Borrower shall have provided evidence to the Administrative Agent that the Consolidated Leverage Ratio on a pro forma basis after giving effect to the applicable Restricted Payment (and the incurrence of any Indebtedness in connection therewith), is not greater than .50x less than the covenant then in effect pursuant to Section 7.1(a), and (iii) no Default or Event of Default has occurred and is continuing or would arise as a result of such Restricted Payment;”
(c)    Amendment to Section 7.6 of the Credit Agreement (Limitation on Restricted Payments). Section 7.6 of the Credit Agreement is hereby amended by (i) deleting the period at the end of clause (f) thereof and substituting “; and” therefor and (ii) adding a new clause (g) thereto immediately following clause (f) thereof as follows:
“(g)    In addition to Restricted Payments otherwise permitted in this Section 7.6, the Borrowers may make, at any one time during the period commencing on the First Amendment Effective Date (as such term is defined in the First Amendment), and ending on March 31, 2015, a one-time dividend to Holdings in an aggregate amount not to exceed $30,000,000, provided, that, (i) after giving effect to such Restricted Payment, the Borrower is in compliance on a pro forma basis with the covenants set forth in Section 7.1, recomputed on a pro forma basis based on Borrower’s audited financial statements delivered to the Lenders pursuant to Section 6.1(a) with respect of the Fiscal Year ended December 31, 2014 (the “2014 Audit”), but taking into account all Consolidated Total Debt and Funded Debt, as applicable, outstanding as of the date of such Restricted Payment, (ii) the Borrower shall have provided evidence to the Administrative Agent that the Consolidated Leverage Ratio recomputed on a pro forma basis after giving effect the Restricted Payment and based on the 2014 Audit, but taking into account all Consolidated Total Debt outstanding as of the date of such Restricted Payment, is not greater than .50x less than the covenant then in effect pursuant to Section 7.1(a), and (iii) no Default or Event of Default has occurred and is continuing or would arise as a result of such Restricted Payment.”
3.    Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a)    Amendment. The Required Lenders shall have received this Amendment, executed and delivered by a duly authorized officer of the Borrower.
(b)    Amendment Fee. The Borrower shall have delivered (and the Borrower hereby covenants and agrees to pay) to each Lender who has delivered an executed signature page to this Amendment on or prior to 5:00 P.M., New York City time, on the date hereof (collectively, the “Signing Lenders”) in immediately available funds, for the benefit of such Signing Lender, a non-refundable fee in an aggregate amount equal to .10% of such Signing Lender’s pro rata share of the aggregate amount of the Revolving Credit Commitments held by the Signing Lenders as of the date hereof, which fee shall be fully earned and payable as of the date hereof.
(c)    Financial Reporting. The receipt by the Administrative Agent and the Lenders of (x) the financial statements of the Borrower required to be delivered pursuant to Sections 6.1(a) and (b) of the Credit Agreement with respect to the Fiscal Quarter and Fiscal Year ended December 31, 2014, and (y) the Compliance Certificate required pursuant to Section 6.2(b) of the Credit Agreement for the Fiscal Quarter and Fiscal Year ended December 31, 2014;
(d)    Additional Closing Deliveries. The receipt by Administrative Agent of each of the documents, agreements, instruments and other deliveries set forth in the closing agenda attached hereto as Exhibit A, in each case, duly executed and delivered, as applicable, and in form and substance satisfactory to Administrative Agent, except for such deliveries that Administrative Agent has otherwise acknowledged may be delivered after the First Amendment Effective Date pursuant to a written agreement;
(e)    Representations and Warranties. Each of the representations and warranties set forth in Section 4 hereof shall be true, accurate and complete in all respects; and
(f)    No Default. No Default or Event of Default shall have occurred and be continuing or arise as a direct result of this Amendment or any of the transactions contemplated hereby.
The “First Amendment Effective Date” shall mean the first date on which each of the conditions set forth in this Section 3 have been satisfied.
4.    Representations and Warranties.     To induce the Administrative Agent and the Lenders to enter into this Amendment, each Loan Party hereby represents and warrants to the Administrative Agent and Lenders that as of the date hereof:
(a)    each of the representations and warranties made by such Loan Party contained in the Loan Documents are true and correct in all material respects (without duplication of any materiality qualifiers contained therein) as of such date, except to the extent such representation or warranty expressly relates to an earlier date (in which case, such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifiers contained therein) as of such earlier date);

(b)    such Loan Party has all requisite corporate or limited liability company, as applicable, power and authority to execute, deliver and perform its obligations under this Amendment;
(c)    the execution, delivery and performance by such Loan Party of this Amendment have been duly authorized by all necessary action by such Loan Party;
(d)    this Amendment constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Person in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and
(e)    no Default or Event of Default presently exists.
5.    Payment of Expenses. The Borrowers agree to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.
6.    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
7.    No Modification. Except as expressly set forth herein, the execution of this Amendment shall not (i) operate as a waiver of any right, power or remedy of Administrative Agent or any Lender or other Secured Party, (ii) constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents or (iii) constitute a course of conduct or dealing among the parties. Except as expressly stated herein, Administrative Agent and the Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as expressly amended hereby the Credit Agreement remains unmodified and in full force and effect. All references in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

8.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.
9.    Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or transfer any of its rights or obligations under this Amendment without the prior written consent of Administrative Agent.

10.    Further Assurance. The Borrowers hereby agree from time to time, as and when requested by Administrative Agent or Lenders, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as Administrative Agent or Lenders may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Amendment, the Credit Agreement and the Loan Documents.
11.    Severability; Facsimile Signature. The illegality or unenforceability of any provision of this Amendment or any document, instrument or agreement required hereunder or delivered in connection herewith shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any document, instrument or agreement required hereunder. This Amendment, or any document, instrument or agreement required hereunder or delivered in connection herewith, delivered by facsimile transmission shall have the same force and effect as if the original thereof had been delivered.

12.    Continued Effectiveness; No Novation. Anything contained herein to the contrary notwithstanding, neither this Amendment nor any of the Loan Documents executed in connection herewith is intended to or shall serve to effect a novation of the Obligations under the Credit Agreement and the other Loan Documents. Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Credit Agreement which is evidenced by the Credit Agreement, as amended hereby, the notes, if any, provided for therein and secured by the Collateral.

13.    Release of Claims.     In consideration of the Lenders’ and Administrative Agent’s agreements contained in this Amendment, the Borrower hereby irrevocably releases and forever discharge the Lenders and the Administrative Agent and their affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which the Borrower ever had or now has against Administrative Agent, any Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of Administrative Agent, any Lender or any other Released Person relating to the Credit Agreement or any other Loan Document on or prior to the date hereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.
MAPCO EXPRESS, INC., as a Borrower

By:	/s/ Assi Ginzburg
Name:	Assi Ginzburg
Title:	EVP, CFO

By:	/s/ Kent Thomas
Name:	Kent Thomas
Title:	General Counsel

First Amendment to Third Amended and Restated Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

FIFTH THIRD BANK, as Administrative Agent and a Lender

By:	/s/ Kirk Johnson
Name:	Kirk Johnson
Title:	Managing Director & SVP

First Amendment to Third Amended and Restated Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

Bank of Montreal, as a Lender

By:	/s/ C. Scott Place
Name:	C. Scott Place
Title:	Director

First Amendment to Third Amended and Restated Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

REGIONS BANK, as a Lender

By:	/s/ Stuart A. Hall
Name:	Stuart A. Hall
Title:	Senior Vice President

First Amendment to Third Amended and Restated Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Thomas C. Kilcrease Jr.
Name:	Thomas Kilcrease Jr.
Title:	Senior Vice President

First Amendment to Third Amended and Restated Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Sharon Shipley
Name:	Sharon Shipley
Title:	Vice President

First Amendment to Third Amended and Restated Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

Bank Hapoalim, B.M., as a Lender

By:	/s/ David Fishler
Name:	David Fishler
Title:	Senior Vice President Commercial Real Estate

By:	/s/ Shimi Barazany
Name:	Shimi Barazany
Title:	Vice President Israeli Business Group

First Amendment to Third Amended and Restated Credit Agreement

EXHIBIT A

1.    Fee Letter by and between the Administrative Agent and the Borrower.